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                                                                   Exhibit 10.12





                    MEMBERSHIP INTERESTS PURCHASE AGREEMENT


                                  BY AND AMONG


                        SPECTRASITE COMMUNICATIONS, INC.

                                      AND

                      JEFFREY K. HAWKINS, EDWIN L. KEUCK,

                                      AND

                              H&K INVESTMENTS, LLC



                                     DATED


                               DECEMBER 31, 1997
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                    MEMBERSHIP INTERESTS PURCHASE AGREEMENT

         THIS MEMBERSHIP INTERESTS PURCHASE AGREEMENT (together with the Schedules and Exhibits hereto, the "Agreement"), dated December 31, 1997 and effective January 1, 1998 (the "Effective Date"), is entered into by and among SpectraSite Communications, Inc., a Delaware corporation ("SpectraSite"), and Jeffrey K. Hawkins, an individual residing in Jackson County, Missouri ("Hawkins"), and Edwin L. Keuck, an individual residing in Jackson County, Missouri ("Keuck"), and H&K Investments, LLC, a Missouri limited liability company ("H&K").

         WHEREAS, Hawkins and Keuck are the owners of all of the membership interests in H&K (the "Membership Interests"), and Hawkins and Keuck are the sole members of H&K;

         WHEREAS, H&K is engaged in the business of owning and leasing space on telecommunications towers;

         WHEREAS, SpectraSite is engaged in all aspects of the telecommunications tower business; and

         WHEREAS, on the "Closing Date," as defined herein, Hawkins and Keuck wish to sell to SpectraSite, and SpectraSite wishes to purchase from Hawkins and Keuck, all of the Membership Interests for the consideration and pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations, and warranties set forth herein, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

         In addition to the other terms defined herein, the following definitions will apply throughout this Agreement:

         1.1     ACM's.  The term "ACM's" has the meaning set forth in Section
3.19(b).

         1.2 Affiliate. The term "Affiliate" has the meaning set forth in Rule 405 of the Securities Act of 1933, as amended.

         1.3     Claims.  The term "Claims" has the meaning set forth in
Section 3.14.

         1.4     Closing.  The term "Closing" has the meaning set forth in
Section 9.1.

         1.5 Closing Date. The term "Closing Date" has the meaning set forth in Section 9.1.
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         1.6     Deposit.  The term "Deposit" has the meaning set forth in
Section 2.3.

         1.7     Easements.  The term "Easements" has the meaning set forth in
Section 3.9D.

         1.8 Effective Date. The term "Effective Date" has the meaning set forth in the Recitals hereof.

         1.9 Escrow Agent. The term "Escrow Agent" has the meaning set forth in Section 2.3.

         1.10 Escrow Agreement. The term "Escrow Agreement" has the meaning set forth in Section 2.3.

         1.11 Environmental Laws. The term "Environmental Laws" has the meaning set forth in Section 5.19.

         1.12 Financial Statements. The term "Financial Statements" has the meaning set forth in Section 3.6.

         1.13 H&K. The term "H&K" has the meaning set forth in the Recitals hereof.

         1.14 H&K Agreements. The term "H&K Agreements" means all agreements, documents and other instruments executed and delivered by H&K in connection with the consummation of the transactions contemplated by this Agreement.

         1.15 H&K Indemnified Party. The term "H&K Indemnified Party" has the meaning set forth in Section 10.2.

         1.16 Hawkins. The term "Hawkins" has the meaning set forth in the Recitals hereof.

         1.17 Hawkins Agreements. The term "Hawkins Agreements" means all agreements, documents and other instruments executed and delivered by Hawkins in connection with the consummation of the transaction contemplated by this Agreement.

         1.18 Hazardous Materials. The term "Hazardous Materials" has the meaning set forth in Section 3.19(b).

         1.19 Improvements. The term "Improvements" has the meaning set forth in Section 3.9B.

         1.20 Indemnified Party. The term "Indemnified Party" has the meaning set forth in Section 10.3.

         1.21 Indemnity Obligor. The term "Indemnity Obligor" has the meaning set forth in Section 10.3.





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         1.22    Keuck.  The term "Keuck" has the meaning set forth in the
Recitals hereof.

         1.23 Keuck Agreements. The term "Keuck Agreements" means all agreements, documents and other instruments executed and delivered by Hawkins in connection with the consummation of the transaction contemplated by this Agreement.

         1.24 Leased Real Property. The term "Leased Real Property" has the meaning set forth in Section 3.9A.

         1.25 Loan Payments. The term "Loan Payments" has the meaning set forth in Section 6.1.

         1.26    Loss.  The term "Loss" has the meaning set forth in Section
10.1(a).

         1.27 Membership Interests. The term "Membership Interests" has the meaning set forth in the Recitals hereof.

         1.28 PCB's. The term "PCB's" has the meaning set forth in Section 3.19(e).

         1.29    Permits.  The term "Permits" has the meaning set forth in
Section 3.16.

         1.30 Person. The term "person" means any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         1.31 Promissory Notes. The term "Promissory Notes" has the meaning set forth in Section 2.3.

         1.32 Purchase Price. The term "Purchase Price" has the meaning set forth in Section 2.2.

         1.33 Purchase Price Escrow. The term "Purchase Price Escrow" has the meaning set forth in Section 2.3.

         1.34 Real Property Leases. The term "Real Property Leases" has the meaning set forth in Section 3.9A

         1.35 Receivables. The term "Receivables" has the meaning set forth in Section 3.12.

         1.36 Representatives. The term "Representatives" has the meaning set forth in Section 6.3.

         1.37 Required Consents. The term "Required Consents" has the meaning set forth in Section 3.5.





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         1.38    Revenue Escrow.  The term "Revenue Escrow" shall have the
meaning set forth in Section 6.1 hereof.

         1.39    Rules.  The term "Rules" has the meaning set forth in Section
3.15.

         1.40 Specifications. The term "Specifications" has the meaning set forth in Section 3.9C.

         1.41 SpectraSite. The term "SpectraSite" has the meaning set forth in the Recitals hereof.

         1.42 SpectraSite Agreements. The term "SpectraSite Agreements" means all agreements, documents and other instruments executed and delivered by SpectraSite in connection with the consummation of the transaction contemplated by this Agreement.

         1.43 SpectraSite Indemnified Party. The term "SpectraSite Indemnified Party" has the meaning set forth in Section 10.1(a).

         1.44 Tax Returns. The term "Tax Returns" has the meaning set forth in Section 3.18.

         1.45    Taxes.  The term "Taxes" has the meaning set forth in Section
3.18.

         1.46 Tower Attachment Leases. The term "Tower Attachment Leases" has the meaning set forth in Section 3.10.

         1.47 Tower Sites. The term "Tower Sites" has the meaning set forth in Section 3.9A.

         1.48    Towers.  The term "Towers" has the meaning set forth in
Section 3.9B.

         1.49 Warranties. The term "Warranties" has the meaning set forth in Section 3.9C.

                                   ARTICLE II
                     PURCHASE OF SHARES AND PURCHASE PRICE

         2.1 Purchase of Membership Interests. At the Closing, Hawkins and Keuck shall sell to SpectraSite, and SpectraSite shall purchase from Hawkins and Keuck, all of the Membership Interests.

         2.2 Purchase Price. The aggregate purchase price of the Membership Interests is $1,400,000.00 (the "Purchase Price")
         2.3 Payment of Purchase Price. Simultaneously with the execution and delivery of this Agreement, SpectraSite shall wire transfer immediately available funds to H&K in the amount of $100,000.00 (the "Deposit"). H&K shall hold the Deposit in trust and escrow as security for the performance by SpectraSite of its obligations hereunder. Simultaneously with the execution and delivery of this Agreement, the parties hereto and Bannister Bank and Trust





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Company (the "Escrow Agent") shall execute and deliver an Escrow Agreement in the form attached hereto as Exhibit A (the "Escrow Agreement"). Simultaneously with the execution and delivery of this Agreement, SpectraSite shall wire transfer immediately available funds in the amount of $1,200,000.00 (the "Purchase Price Escrow") to the Escrow Agent and the Escrow Agent shall hold the Purchase Price Escrow pursuant to the terms and conditions hereof and the terms and conditions of the Escrow Agreement. At the Closing, the Purchase Price shall be satisfied and paid by SpectraSite as follows: (a) the Escrow Agent shall wire transfer immediately available funds in the amount of one-half (1/2) of the Purchase Price Escrow, less the amount of the Loan Payments, to each of Hawkins and Keuck and (b) SpectraSite shall make and deliver to each of Hawkins and Keuck a promissory note payable to their respective order in the aggregate principal amount of $50,000.00, which shall bear interest at the rate of nine percent (9.0%) per annum and shall be in the form attached hereto as Exhibit B (collectively, the "Promissory Notes"). The Promissory Notes shall be subject to offset by SpectraSite for indemnification claims pursuant to
Section 10.6 hereof. The amount of the Loan Payments shall be dispersed in accordance with Sections 9.2(i) and 9.3(d) hereof.


                                  ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF HAWKINS, KEUCK, AND H&K

         Hawkins, Keuck, and H&K jointly and severally represent and warrant to SpectraSite as follows:

         3.1 Organization and Good Standing. H&K is a limited liability company duly organized and validly existing under the laws of the State of Missouri. H&K has all requisite power and authority to own, operate, and lease its assets and to conduct the operations of its business as presently conducted. H&K is not required to qualify to conduct business as a foreign corporation in any state. H&K has previously delivered to SpectraSite true and complete copies of its Articles of Organization and Operating Agreement, including all amendments thereto. H&K does not have any subsidiaries and does not own any equity interest or any security convertible, exercisable, or exchangeable into any equity interest of any Person.

         3.2 Authority. Hawkins, Keuck, and H&K have the unrestricted legal right and power to execute and deliver this Agreement, the Hawkins Agreements, the Keuck Agreements, and the H&K Agreements, as the case may be, and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the H&K Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary manager and member action. This Agreement, the Hawkins Agreements, the Keuck Agreements, and the H&K Agreements have been, or with respect to the Hawkins Agreements, the Keuck Agreements, and the H&K Agreements to be executed at the Closing, will be duly executed and delivered by the Hawkins, Keuck, and H&K, as the case may be, and each constitutes, or will constitute when executed and delivered, a valid and binding obligation of Hawkins, Keuck, and H&K, enforceable against Hawkins, Keuck, and H&K, as the case may be, in accordance with its terms.





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         3.3     Membership Interests.  Hawkins and Keuck are the sole
beneficial and record owners of the Membership Interests, with each owning fifty percent (50%) of such Membership Interests, free and clear of all security interests, mortgages, liens, claims, and encumbrances of every kind. There are no outstanding subscriptions, options, warrants, calls, puts, or other agreements or instruments which may entitle or obligate Hawkins, Keuck, H&K, or any other Person to acquire the Membership Interests or any other membership interest in H&K.

         3.4 No Conflict or Breach. The execution, delivery and performance of this Agreement, the Hawkins Agreements, the Keuck Agreements, and the H&K Agreements does not and will not:

                 (a) conflict with the Articles of Organization or Operating Agreement of H&K;

                 (b) violate any law, statute, judgment, order, decree, or regulation of any legislative body, court, administrative agency, governmental authority, or arbitrator applicable to or relating to H&K, the Towers, or the Improvements;

                 (c) conflict with, constitute a default under, result in a breach or acceleration of or, except as set forth on Schedule 3.5, require notice to or the consent of any third party under any of the Real Property Leases or the Tower Attachment Leases or any other contract, agreement, commitment, mortgage, note, license or other instrument or obligation to which H&K is party or by which it is bound or by which the Towers or the Improvements are affected; or

                 (d) result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever on any of the Towers or the Improvements.

         3.5 Consents and Approvals. Schedule 3.5 describes: (a) each consent, approval, authorization, registration, or filing with any federal, state or local judicial or governmental authority or administrative agency and
(b) each consent, approval, authorization of or notice to any other third party, which is required in connection with the valid execution and delivery of this Agreement or the consummation of the transactions contemplated herein or therein (the items described in clauses (a) and (b), collectively, the "Required Consents").

         3.6 Financial Statements. H&K has previously delivered to SpectraSite a true and complete copy of its unaudited Balance Sheet as of October 31, 1997 (the "Financial Statements"). The Financial Statements: (a) are true, complete and correct; (b) are in accordance with the books and records of H&K; (c) present fairly the assets, liabilities and financial condition of H&K as of the respective dates thereof, and the results of operations for the periods then ending; and (d) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

         H&K has no liability or obligation, whether accrued, absolute, or contingent that is not reflected or reserved against in the Financial Statements, except for those that are not required by generally accepted accounting principles to be included therein. Any items of income or expense which are unusual or of a nonrecurring nature are separately disclosed in the Financial





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Statements.  H&K has not received from any of its certified public accountants letters to the management of H&K with respect to the Financial Statements.

         3.7 Books and Records. The books and records of H&K relating to its business and assets are true, accurate, and complete in all material respects.

         3.8 Inventory and Personal Property. H&K does not own any inventory, machinery, equipment, tools, furniture, office equipment, supplies, materials, vehicles, or any other personal property other than such personal property as may be included in the Improvements.

         3.9     Real Property, Towers, and Improvements.

                 A. H&K does not own any real property. Schedule 3.9(A) contains: (i) a complete list of all leases for the real property leased by H&K (the "Real Property Leases"), true and complete copies of which have been previously delivered by H&K to SpectraSite and (ii) with respect to each of the Real Property Leases, a true and complete description of all real property that is leased by H&K thereunder (the "Leased Real Property"), including a separate true and complete description of the portion on which each of the Towers and the Improvements is located (the "Tower Sites"). Each of the Real Property Leases is valid, binding, and enforceable in accordance with its terms and is in full force and effect, and there are no offsets or defenses by either landlord or H&K thereunder. There are no existing defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under any of the Real Property Leases. The execution, delivery and performance of this Agreement, the Hawkins Agreements, the Keuck Agreements, and the H&K Agreements does not and will not, with respect to any such Real Property Lease: (i) permit the landlord to accelerate the rent or cause the lease terms to be renegotiated; (ii) constitute a default thereunder; or (iii) require the consent of the landlord thereunder or any third party.

                 Other than H&K and the lessees under the Tower Attachment Leases, there are no parties in possession of any portion of the Leased Real Property as lessees, subtenants, tenants at sufferance, or trespassers.

                 B. Schedule 3.9(B) contains: (i) a true and complete description, including the type and height, of each of the towers that is located on the Leased Real Property (the "Towers"); (ii) a true and complete description of all buildings, equipment shelters, fixtures, antenna, communications equipment, and other improvements located on the Leased Real Property and the Towers (the "Improvements"); and (iii) a true and complete description of all Improvements that H&K is required to construct within six
(6) months after the Effective Date pursuant to the Tower Attachment Leases.

                 H&K is the sole owner of the Towers free and clear of all security interests, mortgages, liens, claims, and encumbrances of every kind except those listed on Schedule 3.9(C), all of which shall be removed at or prior to the Closing.

                 The lessee under the applicable Tower Attachment Lease is the owner of the Improvements subject only to customary security interests, mortgages, liens, claims, and





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encumbrances of every kind.  The Improvements are being used, occupied, and maintained by H&K and the owner thereof in accordance with all applicable Easements, Real Property Leases, Tower Attachment Leases, permits, insurance requirements, restrictions, ordinances, zoning laws, building setback lines, covenants, and reservations.

                 Each of the Leased Real Properties is serviced by all public utilities adequate in type and capacity to serve the Towers consistent with past practice.

                 None of the Leased Real Properties, nor any portion thereof, is subject to any pending suit for condemnation or other taking by any public authority, and to the best knowledge of H&K, Hawkins, and Keuck, no such condemnation or other taking is threatened or contemplated.

                 Each of the Towers (including guy anchors and wires) and the Improvements, and any fence surrounding the same, are located wholly within the Tower Site and do not encroach any other real property. No portion of the Tower Site has been leased or subleased (except pursuant to the Tower Attachment Leases), including for grazing purposes. No Tower Site is located within an area that has been designated by the Federal Insurance Administration, the Army Corps of Engineers, or the Federal Emergency Management Administration, or any other governmental authority as being subject to any special or increases flooding hazards.

                 H&K has previously delivered to SpectraSite true and complete copies of all deeds, title opinions, title insurance policies, surveys, and copies of all reports of engineers, environmental consultants, or other consultants in its possession that relate to the Leased Real Property.

                 C. H&K has previously delivered to SpectraSite true and complete copies of the construction contracts, specifications (the "Specifications"), and the warranties (the "Warranties") for the Towers and the Improvements. Each of the Towers and the Improvements was constructed in accordance with, and as of the date hereof meets and complies with, the Specifications in all respects. Each of the Towers and the Improvements is free from structural and mechanical defects and is in good operating order, condition and ordinary wear and tear excepted, is suitable for immediate use in the ordinary course of H&K's business, is free from defects, is merchantable and is of a quality and quantity presently usable in the ordinary course of H&K's business. None of the Towers or the Improvements is in need of repair or replacement other than as part of routine maintenance in the ordinary course of business.
             Each of the Warranties is valid, binding, and enforceable in accordance with its terms and is in full force and effect, and there are no offsets or defenses by either the party making the Warranty or H&K thereunder. There are no existing defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under any of the Warranties. The execution, delivery and performance of this Agreement, the Hawkins Agreements, the Keuck Agreements, and the H&K Agreements does not and will not, with respect to any such Warranty: (i) invalidate such Warranty; (ii) constitute a default thereunder or (iii) require the consent of the party making the Warranty or any other Person.





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             D.  Schedule 3.9(D) contains:  (i) a complete list of all surface easements located on or used in connection with the Leased Real Property (the "Easements"), true and complete copies of the documents creating the Easements have been previously delivered by H&K to SpectraSite and (ii) with respect to each of the Easements, the name of the grantor and grantee thereof, the date of grant thereof, and the term thereof. The Person identified on Schedule 3.9(D) as the grantee under each of the Easements is the original grantee or has validly succeeded to the rights of the original grantee thereof and has good and valid title to such Easement, free and clear of all security interests, mortgages, liens, claims, and encumbrances of every kind. Each of the Easements is in full force and effect and has been paid for in full. No events or circumstances have occurred which, with or without notice of lapse of time or both, would constitute defaults, under any of the Easements. The execution, delivery and performance of this Agreement, the Hawkins Agreements, the Keuck Agreements, and the H&K Agreements does not and will not, with respect to any such Easement: (i) invalidate such Easement; (ii) constitute a default thereunder or (iii) require the consent of the grantor thereof or any third party.

         Each of the Tower Sites has direct pedestrian and vehicular access to public roads with the use of any easement, license, or right of way other than as provided in the Real Property Leases. Such access is the only access that has been needed by H&K to conduct its business during the twelve (12) month period prior to the Effective Date.

         3.10 Tower Attachment Leases. Schedule 3.10 contains: (i) a complete list of all leases for the rental of space on the Towers (the "Tower Attachment Leases"), true and complete copies of which have been previously delivered by H&K to SpectraSite; (ii) with respect to each of the Tower Attachment Leases, a true and complete description of all space that is leased thereunder and all of the equipment that is attached to the Towers pursuant thereto and (iii) with respect to each of the Tower Attachment Leases, a list of all monthly rental and other revenue payable to H&K thereunder. Each of the Tower Attachment Leases is valid, binding, and enforceable in accordance with its terms and is in full force and effect. There are no existing defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under any of the Tower Attachment Leases. The execution, delivery, and performance of this Agreement, the Hawkins Agreements, the Keuck Agreements, and the H&K Agreements does not and will not, with respect to any Tower Attachment Lease: (i) constitute a default thereunder, (ii) require the consent of any person or party; or (iii) affect the continuation, validity and effectiveness thereof or the terms thereof.
         3.11 Contracts. Except for the Real Property Leases and the Tower Attachment Leases, H&K is not a party to, and the Towers and the Improvements are not bound or affected by, any other contracts, commitments, agreements (including, without limitation, agreements for the borrowing of money or the extension of credit, licenses, understandings and obligations) whether written or oral, except as described on Schedule 3.9(C).

         3.12 Receivables. All accounts receivable and trade accounts due to H&K in connection with its business consist of lease payments due to H&K under the Tower Attachment Leases all of which are reflected on the Financial Statements (the "Receivables"). All Receivables owing on the Effective Date are, and to be owing at the Closing Date will be, legal, valid, and binding obligations, of the respective lessees under the applicable Tower Attachment Lease. All Receivables owing on the Effective Date are, and to be owing at the Closing Date





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will be, collectible in full within the time period set forth in the applicable
Tower Attachment Lease. There are no set-offs, counterclaims, or disputes asserted with respect to any Receivable and no discount or allowance from any Receivable has been made or agreed to.

         3.13 Intellectual Property. H&K does not own or license from any Person, and does not use in the conduct of its business, any intellectual property rights, including: (a) trademarks, service marks, trade names, logos, and other designations; (b) copyrights; (c) inventions that are the subject of letters patent or applications therefor; and (d) confidential or proprietary processes, formulas, technical data, and other information that is of commercial value to H&K.

         3.14 Litigation. There are no claims, actions, suits, arbitration proceedings, inquiries, hearings, injunctions, or investigations ("Claims") pending, or to the best knowledge of Hawkins, Keuck, and H&K, threatened, against H&K, its operations or its business. No Claims have been brought within the last two years against H&K or its business, or affecting the Towers, or relating to H&K's ownership, use, or operation of the Towers. There are no facts or circumstances which could serve as the basis for any Claim against H&K involving its business or the Towers, or, by virtue of the execution, delivery and performance of this Agreement, against SpectraSite.

         3.15 Compliance with Decrees and Laws. There is no outstanding or, to the best knowledge of Hawkins, Keuck, and H&K, threatened, order, writ, injunction, or decree of any court, governmental agency or arbitration tribunal against or involving H&K or its business or the Towers. H&K is currently, and has been at all times, in full compliance with all laws, statutes (including, without limitation, the Federal Communications Act of 1934, as amended, and the rules and regulations promulgated pursuant thereto), rules, regulations, orders, and licensing requirements ("Rules") of federal, state, local and foreign agencies and authorities applicable to the business, properties and operations of H&K (including, without limitation, those relating to antitrust and trade regulation, civil rights, labor and discrimination, safety and health). To the best knowledge of Hawkins, Keuck, and H&K, there has been no allegation of any violation of any such Rules, and no investigation or review by any federal, state or local body or agency is pending, threatened or planned with respect to H&K or its business or the Towers.

         3.16 Permits. H&K has obtained all permits, authorizations, certificates, approvals, licenses, exemptions, and classifications (including those issued by the Federal Aviation Administration and the Federal Communications Commission) required for the conduct of its business and the ownership and operation of the Towers (the "Permits"), all of which are listed on Schedule 3.16 and true and complete copies of which H&K has previously delivered to SpectraSite. Each of the permits is in full force and effect, and H&K has paid all fees and other amounts due and owing in connection with the Permits. H&K is not in violation of any of the Permits, and no proceedings are pending or, to the best knowledge of Hawkins, Keuck, and H&K, threatened, to revoke or limit any of the Permits. There are no existing defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under any of the Permits. The Permits are free and clear of all security interests, liens, claims, and encumbrances of every kind.





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         3.17    Customers.  No lessee under any of the Tower Attachment Leases has any present intention to terminate such Tower Attachment Lease or to otherwise discontinue or materially alter its relationship with H&K as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

         3.18 Taxes. H&K has properly completed, duly and timely filed in correct form with the appropriate United States, state, and local governmental agencies and with the appropriate foreign countries and political subdivisions thereof, all tax returns, reports and declarations of estimated tax (the "Tax Returns") required to be filed before the Closing Date. All of the Tax Returns are accurate, complete, and correct as filed, and H&K has paid in full or made adequate provision in the Financial Statements for all amounts shown to be due thereon. All United States, state, and local income, profits, franchise, sales, use, occupancy, property, severance, excise, value added, withholding and other taxes, and all taxes owing to any foreign countries and political subdivisions thereof (including, without limitation, interest, penalties and any additions to tax) ("Taxes") due from or claimed to be due by each taxing authority in respect of H&K or its business or the Towers, for all periods through the Effective Date, have been, and for all periods through the Closing Date will be, fully paid or adequately provided for in the Financial Statements. H&K has timely made and will timely make all withholdings of Taxes required to be made under all applicable United States, state, and local tax regulations, and such withholdings have either been paid or will be paid to the respective governmental agencies or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of H&K. Estimated income taxes which are not yet due to be paid to the Internal Revenue Service or any state or local taxing authority have been accrued, reserved against and entered upon the books of H&K. All Tax Returns required to be filed after the Effective Date by H&K, shall, in each case, be prepared and filed by H&K in a manner consistent in all respects (including, without limitation, elections and accounting methods and conventions) with such Tax Return most recently filed by H&K, in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation or agreed to by SpectraSite. If any such Tax Return required to be filed after the Effective Date shall reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, the reflection or adoption of any such items shall, except to the extent such particular reflection or adoption is required to comply with any law or regulation, be subject to the prior written approval of SpectraSite. All deficiencies asserted as a result of any examinations of the Tax Returns have been paid or adequately provided for in the Financial Statements, and no issue has been raised by a taxing authority in any such examination which, if raised with regard to any other period not so examined, would be expected to result in a proposed deficiency for any other period not so examined. H&K will not have any liability, either in its own right or as a transferee, for Taxes in excess of the amount paid or reserved for any period prior to the Closing. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return, or the period for assessment or collection of any Taxes. H&K is not a party to any pending action or proceeding, nor to the best knowledge of H&K, is there threatened any action or proceeding, by any governmental authority for assessment or collection of Taxes, and H&K is not currently under audit or review and has not been notified by any governmental authority that an audit or review of any tax matter is contemplated. There are no tax liens (other than liens for taxes for current and subsequent years which are not yet due and payable) upon any of the Towers. H&K has not agreed, nor is it required, to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise. H&K has not consented to the application to it of Section 341 (f)(2) of the Code.

         3.19 Environmental Protection. The existing and prior uses of the Towers, the Improvements, the Leased Real Property, and the operation of H&K's business comply with, and at all times have complied with, and H&K is not in violation of, and has not violated, in connection with the ownership, use, maintenance, or operation of the Towers, the Improvements, the Leased Real Property, and the operation of its business, any applicable federal, state, county or local statues, laws, regulations, rules, ordinances, codes, licenses or permits of any governmental authorities relating to environmental matters, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act as amended, the Resource Conservation Recovery Act as amended, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, and "Superfund" or "Superlien" law, the North Carolina Oil Pollution and Hazardous Substances Control Act of 1978, or any other federal, state or local statue, law, ordinance, code, rule, regulation, order, decree or guideline (whether published or unpublished) regulating, relating to or imposing liability or standards of conduct concerning any petroleum, petroleum by-product (including but not limited to crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas, hazardous substance or materials, toxic or dangerous waste, substance or material, pollutant or contaminant (collectively "Environmental Laws"). Specifically, but not in limitation of the foregoing:

                 (a) H&K has obtained and is in full compliance with the terms and provisions of all licenses and permits necessary for compliance with the Environmental Laws with respect to the Towers, the Improvements, and its business, all of which are listed on Schedule 3.19;

                 (b) The Towers, the Improvements, and the Leased Real Property are free of asbestos containing materials ("ACM's"), and are free of Hazardous Materials except for current inventories of gasoline, diesel fuel, fuel oil greases, motor oils and other lubricants. As used in this Agreement, "Hazardous Material" means and includes asbestos, ACM's, polychlorinated biphenyls, lead-based paints, any petroleum product, petroleum by-products (including but not limited to crude oil or any fraction of it, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other wastes, oil sludge and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas products and/or hazardous substance or materials, waste, pollutant or contaminant, and all other material defined as such in (or for the purposes of) the Environmental Laws.

                 (c) H&K and its predecessors in interest have operated the Towers, the Improvements, and the Leased Real Property, and have at all times received, handled, used, stored, treated and disposed of all Hazardous Materials, in strict compliance with all Environmental Laws. H&K has not transported or arranged for the transport of any Hazardous Materials to or from any of the Leased Real Property.

                 (d) No Hazardous Material has been released, deposited, discharged, placed, disposed of or originated on or under the Leased Real Property, nor has any of the Leased Real Property been used at any time by any person as a landfill or a waste disposal site.

                 (e) There is no electrical equipment, including transformers, containing polychlorinated biphenyls ("PCB's") included in the Towers, the Improvements, or the Leased Real Property.

                 (f) There are no monitoring wells on any of the Leased Real Property for monitoring any Hazardous Materials.

                 (g) There are no underground or above-ground tanks situated on any of the Leased Real Property.

                 (h) There are no liens on any of the Towers, the Improvements, or the Leased Real Property resulting from any cleanup or proposed cleanup under the Environmental Laws.

                 (i) No part of the Leased Real Property constitutes "wetlands" as defined under any Environmental Law or other law or regulation.

                 (j) No Environmental Law, and to the best knowledge of Hawkins and H&K, no proposed Environmental Law, imposes standards or requirements, or will impose standards or requirements, which will require the owner or operator of the Towers, the Improvements, or the lessee of the Leased Real Property to engage in any work, repairs, construction or capital expenditures in excess of $5,000.00 in the aggregate in order to comply with such Environmental Law or such proposed Environmental Law.

                 (k) No notices of any violation, inquiries or requests for information relating to any of the matters referred to in Subsections (a) through (k) above relating to the Towers, the Improvements, or the Leased Real Property or their use have been received by Hawkins, Keuck, or H&K.

         3.20 Insurance. Schedule 3.20 describes all insurance policies maintained by H&K with respect to the Towers, the Improvements, and its business. Such policies are valid, binding, and enforceable in accordance with their terms, are in full force and effect, and all premiums due thereon have been paid and will be paid through the Closing Date. Such policies provide adequate coverage for all risks customarily insured against by insured of similar size and in similar business. H&K has not been refused any insurance by any insurance carrier during the past two (2) years.

         3.21 Labor and Employment Matters. H&K has no employees and does not pay or provide any retirement, health, welfare, or other benefits of any kind or description whatsoever.

         3.22 Absence of Certain Changes. Except as described in Schedule 3.22, since October 31, 1997, H&K has conducted the operations of its business only in the ordinary course, and has not:

                 (a) Suffered any damage, destruction or loss to any of the Towers or the Improvements, whether or not covered by insurance;

                 (b) Sold, transferred, distributed or otherwise disposed of any assets used in the operation of its business;

                 (c) Declared, made, or paid any distribution or dividend to Hawkins or Keuck;

                 (d) Amended or terminated any of the Real Property Leases or any other contract, lease, license, or commitment relating to the conduct of its business, the Towers, or the Improvements;

                 (e) Incurred any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) except normal trade or business obligations incurred in the ordinary course of business;

                 (f) Introduced any new method of management, operations or accounting;

                 (g) Suffered any adverse change in the condition (financial or otherwise), results of operations of its business, the Towers, or the Improvements, or any other event or condition of any character that might reasonably be expected to have an adverse effect on its business, the Towers, the Improvements, or the Tower Attachment Leases; or

                 (h) Agreed, whether in writing or otherwise, to take any action described in this Section.

         3.23 Product Warranties. There are no continuing or outstanding warranties applicable to the services provided by H&K or the space on the Towers leased by H&K pursuant to the Tower Attachment Leases.

         3.24 Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of H&K, Hawkins, or Keuck in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment due from H&K, Hawkins, or Keuck.

         3.25 Disclosure. No representation, warranty, or statement made by H&K, Hawkins, or Keuck in this Agreement, or any document furnished or to be furnished to SpectraSite pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading. The fact that H&K has delivered copies of certain documents to SpectraSite shall not alone constitute disclosure of facts required to be disclosed on any Schedule to this Agreement, unless such document is expressly referenced in such Schedule. Receipt by SpectraSite of such documents and notice of their contents (other than by reference on a Schedule) shall in no way limit H&K's, Hawkins', or Keuck's other obligations or SpectraSites, other rights under this Agreement.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF SPECTRASITE

         SpectraSite represents and warrants to H&K, Hawkins, and Keuck as follows:

         4.1 Organization and Good Standing. SpectraSite is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4.2 Authority. SpectraSite has all requisite power and authority to execute, deliver and perform this Agreement and the SpectraSite Agreements and transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the SpectraSite Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of SpectraSite. This Agreement and the SpectraSite Agreements, have been, or, with respect to the SpectraSite Agreements to be executed at the Closing, will be duly executed and delivered by SpectraSite and each constitutes, or will constitute when executed and delivered, a valid and binding obligation of SpectraSite, enforceable against SpectraSite in accordance with its terms.

         4.3 No Conflict or Breach. The execution, delivery and performance of this Agreement and the SpectraSite Agreements do not and will not: (a) conflict with or constitute a violation of the Certificate of Incorporation or Bylaws of SpectraSite or (b) conflict with or constitute a violation of any statute, judgment, order, decree or regulation of any court, administrative agency, governmental authority, or arbitrator applicable to or relating to SpectraSite.

         4.4 Governmental Approvals. No consent, approval, authorization, registration, or filing with any federal, state or local judicial or governmental authority or administrative agency is required in connection with the valid execution and delivery by SpectraSite of this Agreement and the SpectraSite Agreements or the consummation by SpectraSite of the transactions contemplated herein or therein.

         4.5 Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of SpectraSite in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment due from SpectraSite.


                                   ARTICLE V
                        COVENANTS OF HAWKINS, KEUCK, H&K

         Hawkins, Keuck, and H&K covenant and agree with SpectraSite as follows:

         5.1 Conduct of Business. Between the Effective Date and the Closing Date, Hawkins, Keuck, and H&K shall except as otherwise specifically consented to in writing by SpectraSite:

                 (a) Conduct the business and operations of H&K in the normal and customary manner in the ordinary course of business;

                 (b) Maintain and keep the Towers and Improvements in good operating order, repair and condition ordinary wear and tear excepted;

                 (c) Keep in full force and effect the insurance described in Section 3.20;

                 (d) Perform all of its obligations under all of the Real Property Leases and the Tower Attachment Leases, and not amend, alter or modify any provision thereof;

                 (e) Use their best efforts to preserve H&K's organization intact and maintain their relationships with the landlords under the Real Property Leases and the lessees under the Tower Attachment Leases;

                 (f) Promptly advise SpectraSite of any adverse change in the condition (financial or otherwise) of H&K's business, the Towers, or the Improvements;

                 (g) Promptly advise SpectraSite of the occurrence of any event or circumstance which affects the consummation of the transactions contemplated by this Agreement or which, if in existence on the date of this Agreement, would have been required to have been disclosed in a Schedule to this Agreement;

                 (h) Not create or permit to exist any security interest, mortgage, pledge, lien, charge, encumbrance or adverse claim of any kind or nature with respect to any of the Towers, the Improvements, or the Real Property Leases;

                 (i) Not sell or dispose of any of the Towers or the Improvements;
                 (j) Not declare, make, or pay any distribution or dividend; or

                 (k)      Not make any capital improvement or expenditure.

         5.2 Access and Information. Between the Effective Date and the Closing Date, Hawkins, Keuck, and H&K shall permit SpectraSite and its Representatives full access during normal business hours to all the properties, assets, books, records, agreements and other documents of H&K. Hawkins, Keuck, and H&K shall furnish to SpectraSite and its Representatives all information concerning H&K and its business and assets as SpectraSite may request.
Hawkins, Keuck, and H&K shall permit and facilitate communications between SpectraSite and the landlords under the Real Property Leases and the lessees under the Tower Attachment Leases and other persons having relationships with H&K and its business.

         5.3 No Other Solicitations. Until the earlier of the Closing Date or the termination of this Agreement, Hawkins, Keuck, and H&K and their respective Representatives shall not, directly or indirectly, initiate contact with or solicit or encourage any inquiries or proposal from, or solicit, initiate, encourage or participate in any discussion or negotiations with, or provide any confidential information to, any Person (other than SpectraSite and its Representatives) in connection with any possible proposal regarding a sale of the Membership Interests, a sale of all or a substantial portion of the assets of H&K, a merger of H&K with or into any other Person, or any other transaction similar to any of the foregoing.


                                   ARTICLE VI
                                MUTUAL COVENANTS

         Each of SpectraSite, Hawkins, Keuck, and H&K covenants and agrees with the other as follows:

         6.1 Revenue Escrow. Hawkins, Keuck, and H&K shall immediately send to the Escrow Agent all rental and other revenue received by them for the period beginning on the Effective Date and ending as of the Closing from the lessees under the Tower Attachment Leases and any leases for the rental of space on the Towers entered into by H&K after the Effective Date, net of all amounts due by H&K under the Real Property Leases and H&K's loan from the Escrow Agent (the "Loan Payments"), to be held and dispersed by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement (the "Revenue Escrow"). Not later than five (5) business days after the end of each calendar month prior to the Closing, Hawkins, Keuck, and H&K shall submit, by notice to SpectraSite, a report setting forth the aggregate amount of such revenue received by them and sent to the Escrow Agent during each such calendar month, including a list of all amounts paid therefrom under the Real Property Leases and the Loan Payments.

         6.2 Best Efforts. Each of SpectraSite, Hawkins, Keuck, and H&K shall use its best efforts to make or obtain all consents, approvals, authorizations, registrations, and filings with all federal, state, or local judicial or governmental authorities or administrative agencies as are required in connection with the consummation of the transactions contemplated by this Agreement. In addition, each of Hawkins and H&K shall use its best efforts to obtain as promptly as possible all of the Required Consents.

         6.3 Confidentiality. In recognition of the confidential nature of certain of the information which will be provided to any party by the other parties, each of SpectraSite, Hawkins, Keuck, and H&K agrees to retain in confidence, and to require its directors, officers, employees, consultants, professional representatives and agents (collectively, its "Representatives") to retain in confidence all information transmitted or disclosed to it by any other party, and further agrees that it shall not use for its own benefit and shall not use or disclose to any third party, or permit the use or disclosure to any third party of, any information obtained from or revealed by any other party, except that each of SpectraSite, Hawkins, Keuck, and H&K may disclose the information to those of its Representatives who need the information for the proper performance of their assigned duties with respect to the consummation of the transactions contemplated hereby. In making such information available to its Representatives, each of SpectraSite, Hawkins, Keuck, and H&K shall take any and all precautions necessary to ensure that its Representatives use the information only as permitted hereby. Notwithstanding anything to the contrary in the foregoing provisions, such information may be disclosed: (a) where it is necessary to any regulatory authorities or governmental agencies; (b) if it is required by court order or decree or applicable law; (c) if it is ascertainable or obtained from public or published information; (d) if it is received from a third party not known to the recipient to be under an obligation to keep such information confidential; or (e) if the recipient can demonstrate that such information was in its possession prior to disclosure thereof in connection with this Agreement. If any party is required to make disclosure of any such information by operation of law, such disclosing party will give the other parties prior notice of the making of such disclosure and will use all reasonable efforts to afford such other parties an opportunity to contest the making of such disclosure. In the event that the Closing does not occur, each of SpectraSite, Hawkins, Keuck, and H&K shall immediately deliver, or cause to be delivered, to the other (without retaining any copies thereof) any and all documents, statements or other written information obtained from the other that contain confidential information.


                                  ARTICLE VII
               CONDITIONS PRECEDENT TO SPECTRASITE'S OBLIGATIONS

         The obligations of SpectraSite to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date, unless specifically waived in writing by SpectraSite prior to the Closing Date:

         7.1 Representations and Warranties. The representations and warranties of each of Hawkins, Keuck, and H&K contained in this Agreement shall have been true and correct on the Effective Date and shall be true and correct on the Closing Date as though made on and as of the Closing Date.

         7.2 Compliance with Covenants. Each of Hawkins, Keuck, and H&K shall have duly performed and complied with all covenants, agreements, and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing.

         7.3 Absence of Litigation. No action or proceeding shall be pending or, in the reasonable opinion of SpectraSite, threatened by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which would adversely affect the right of SpectraSite to lease, occupy, operate, or control the Leased Real Property, the Towers, or the Improvements after the Closing Date.

         7.4 Absence of Changes. Between the Effective Date and the Closing, no material adverse change shall have occurred in the business, operations, or financial or other condition of H&K and its business, the Leased Real Property, the Towers, or the Improvements, nor shall there have occurred any casualty loss or destruction of, or damage to, any of the Towers or the Improvements.

         7.5 Consents and Approvals. All: (a) Required Consents; (b) licenses; (c) other orders or notifications of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any applicable governmental or judicial authority; and (d) consents, approvals, authorizations or notifications of any other third parties, all as required in connection with consummation of the transactions contemplated by this Agreement, shall have been made or obtained or shall have occurred.

         7.6 Due Diligence. SpectraSite shall have received all information requested by it pursuant to Section 5.2 and shall be satisfied with all aspects of H&K, H&K's business, the Towers, the Improvements, the Real Property Leases, and the Tower Attachment Leases and no information shall have been acquired by SpectraSite between the Effective Date and the Closing Date that could, in the reasonable opinion of SpectraSite, result in a material adverse change in the business or prospects of H&K or its business after the Closing.

         7.7 Monthly Rental Revenue. On the Closing Date, the aggregate gross monthly rental revenue under the Tower Attachment Leases and any new leases for the rental of space on the Towers entered into by H&K prior to the Closing Date shall be at least $13,000.00.

         7.8 No Arreages. On the Closing Date, H&K shall not be in arrears in any payments then due under the Real Property Leases or H&K's loan from the Escrow Agent.

         7.9 Landlord Estoppel Certificates. SpectraSite shall have received from each of the landlords under the Real Property Leases a Landlord Estoppel Certificate in a form reasonably satisfactory to SpectraSite.

         7.10 Lessee Estoppel Certificates. SpectraSite shall have received from each of the lessees under the Tower Attachment Leases a Lessee Estoppel Certificate in a form reasonably satisfactory to SpectraSite.

         7.11 Legal Opinion. SpectraSite shall have received from Barton & Hall, counsel to Hawkins, Keuck, and H&K, an opinion, dated the Closing Date, in a form reasonably satisfactory to SpectraSite.


                                  ARTICLE VIII
        CONDITIONS PRECEDENT TO HAWKINS', KEUCK'S, AND H&K'S OBLIGATIONS

         The obligations of Hawkins, Keuck, and H&K to consummate the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions on or before the Closing Date, unless specifically waived in writing by Hawkins, Keuck, and H&K prior to the Closing:

         8.1 Representations and Warranties. The representations and warranties of SpectraSite contained in this Agreement shall have been true and correct on the Effective Date, and shall be true and correct on the Closing Date as through made on and as of the Closing Date.

         8.2 Compliance with Covenants. SpectraSite shall have duly performed and complied with all covenants, agreements and obligations required by this Agreement to be performed or complied with by it on or before the Closing Date.

         8.3 Absence of Litigation. No action or proceeding shall be pending by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

         8.4 Consents and Approvals. All Required Consents shall have been obtained prior to or at the Closing.

         8.5 Legal Opinion. Hawkins, Keuck, and H&K shall have received from Hutchison & Mason PLLC, counsel to SpectraSite, an opinion, dated the Closing Date, in a form reasonably satisfactory to them.


                                   ARTICLE IX
                                    CLOSING

         9.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hutchison & Mason PLLC, in Raleigh, North Carolina at 10:00 a.m., local time, on May 1, 1998, or such other date as may be mutually agreed upon by the parties hereto; provided, however, as follows: (a) if one or more conditions to this Agreement is not satisfied by such date, the party benefiting from such condition may elect, in its sole discretion, one or more postponements of the Closing for the purpose of enabling such condition to be satisfied and (b) notwithstanding the provisions of the preceding clause (a), in no event may the Closing be postponed beyond June 1, 1998. The date of the Closing is referred to as the "Closing Date." For the purposes of passage of title and risk of loss, allocation of expenses, adjustments and other economic or financial effects of the transactions contemplated hereby, the Closing when completed shall be deemed to have occurred at 12:01 a.m., Raleigh, North Carolina time, on the Closing Date.

         9.2 Deliveries by Hawkins, Keuck, and H&K. At the Closing, Hawkins, Keuck, and H&K shall deliver or cause to be delivered to SpectraSite or the Escrow Agent, as the case may be, the following:

                 (a) Assignments of the Membership Interests in a form satisfactory to SpectraSite.

                 (b) A certificate of Hawkins, Keuck, and the President of H&K confirming the satisfaction of the conditions set forth in Sections 7.1 and
7.2 hereof as to representations, warranties, and covenants of Hawkins, Keuck, and H&K and Section 7.4 hereof as to absence of changes.

                 (c) A copy of all resolutions of H&K authorizing the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein, accompanied by the certification of the Secretary of H&K to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded.

                 (d) A Good Standing Certificate from the Secretary of State of the State of Missouri for H&K.

                 (e)      The legal opinion referred to in Section 7.9.

                 (f) Evidence of that all Consents have been obtained or satisfied.

                 (g)      The Landlord Estoppel Certificates referred to in
Section 7.7.

                 (h)      The Lessee Estoppel Certificates referred to in
Section 7.8.

                 (i) A joint notice with SpectraSite directing the Escrow Agent to disperse the "Purchase Price Escrow," as defined in the Escrow Agreement, less the amount of the Loan Payments, to Hawkins and Keuck in accordance with Section 2.3 hereof and the "Revenue Escrow," as defined in the Escrow Agreement, and the amount of the Loan Payments, to a bank account designated by SpectraSite.

                 (j) Evidence, satisfactory to SpectraSite within its sole discretion, of the removal of the security interests, mortgages, liens, claims, and encumbrances described on Schedule 3.9(c).

                 (k) Such other documents and instruments as SpectraSite may reasonably request to effect and evidence the consummation of the transaction contemplated by this Agreement.

         9.3 Deliveries by SpectraSite. At the Closing, SpectraSite shall deliver or cause to be delivered to Hawkins, Keuck, and H&K or the Escrow Agent, as the case may be, the following:

                 (a) A certificate of the President or Chief Financial Officer of SpectraSite confirming the satisfaction of the conditions set forth in Sections 8.1 and 8.2 as to representations, warranties and covenants of SpectraSite.

                 (b) A copy of all corporate resolutions authorizing the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated herein, accompanied by the certification of the Secretary of SpectraSite to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded.

                 (c)      The legal opinion referred to in Section 8.5.

                 (d) A joint notice with Hawkins, Keuck, and H&K directing the Escrow Agent to disperse the Purchase Price Escrow to Hawkins and Keuck in accordance with Section 2.3 hereof and the Revenue Escrow and the amount of the Loan Payments to a bank account designated by SpectraSite.

                 (e)      The Promissory Notes.

                 (f) Such other documents and instruments as Hawkins and H&K may reasonably request to effect and evidence the consummation of the transactions contemplated by this Agreement.

         9.4 Further Assurances. Hawkins, Keuck, and H&K shall, at any time on or after the Closing Date, take all actions requested by SpectraSite to effect and evidence the transfer to and reduction of possession of SpectraSite, or its successors or assigns to the Membership Interests.


                                   ARTICLE X
                                INDEMNIFICATION

         10.1    Indemnification by Hawkins, Keuck, and H&K.

                 (a) In addition to all other sums due hereunder or provided for in this Agreement, Hawkins, Keuck, and H&K, jointly and severally, agree to indemnify and hold harmless SpectraSite and its Affiliates and each of their respective officers, directors, agents, employees, subsidiaries, partners, attorneys, accountants, and controlling persons (each, a "SpectraSite Indemnified Party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements, and other charges of counsel incurred by a SpectraSite Indemnified Party in any action or proceeding between Hawkins, Keuck, or H&K and such SpectraSite Indemnified Party (or SpectraSite Indemnified Parties) or between a SpectraSite Indemnified Party (or SpectraSite Indemnified Parties) and any third party) or other liabilities, losses, or diminution in value of H&K, or SpectraSite (collectively, "Loss") resulting from or arising out of any breach of any representation or warranty of Hawkins, Keuck, or H&K in this Agreement, any breach of any covenant or agreement of Hawkins, Keuck, or H&K in this Agreement or in any Hawkins Agreement, Keuck Agreement, or H&K Agreement, including, without limitation, the failure to make payment when due of amounts owing pursuant to this Agreement or any Hawkins Agreement, Keuck Agreement, or H&K Agreement, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including actions brought by SpectraSite or any equity holders of H&K or derivative actions brought by any Person claiming through or in H&K's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement or any Hawkins Agreement, Keuck Agreement, or H&K Agreement, the transactions contemplated hereby or thereby, or any SpectraSite Indemnified Party's role therein or in the transactions contemplated thereby, any and all liabilities and obligations of Hawkins, Keuck, and H&K of any kind or nature whatsoever, whether accrued, absolute, contingent or otherwise, known or unknown, that are not set forth on the Financial Statements; or Hawkins' and Keuck's ownership and operation of the H&K's business, the Towers, and the Improvements prior to the Closing Date; provided, however, that neither Hawkins, Keuck, nor H&K shall be liable under this Section 10.1 to a SpectraSite Indemnified Party: (a) for any amount paid by the SpectraSite Indemnified Party in settlement of claims by the SpectraSite Indemnified Party without the consent of Hawkins and Keuck (which consent shall not be unreasonably withheld), (b) to the extent that it is finally judicially determined that such Loss resulted primarily from the willful misconduct or gross negligence of such SpectraSite Indemnified Party or (c) to the extent that it is finally judicially determined that such Loss resulted primarily from the breach by such SpectraSite Indemnified Party of any representation, warranty, covenant or other agreement of such SpectraSite Indemnified Party contained in this Agreement or any SpectraSite Agreement; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, Hawkins, Keuck, and H&K shall make the maximum contribution to the payment and satisfaction of such Loss which shall be permissable under applicable laws. In connection with the obligation of Hawkins, Keuck, and H&K to indemnify for expenses as set forth above, Hawkins, Keuck, and H&K further, jointly and severally, agree, upon presentation of appropriate invoices containing reasonable detail, to reimburse each SpectraSite Indemnified Party for all such expenses (including, without limitation, fees, disbursements and other charges of counsel incurred by a SpectraSite Indemnified Party in any action or proceeding between SpectraSite and such SpectraSite Indemnified Party (or SpectraSite Indemnified Parties) or between a SpectraSite Indemnified Party (or SpectraSite Indemnified Parties) and any third party) as they are incurred by such SpectraSite Indemnified Party; provided, however, that if a SpectraSite Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Loss in question resulted primarily from (i) the willful misconduct or gross negligence of such SpectraSite Indemnified party or (ii) the breach by such SpectraSite Indemnified Party of any representation, warranty, covenant, or other agreement of such SpectraSite Indemnified Party contained in this Agreement or any SpectraSite Agreement.

                 (b) Notwithstanding the foregoing, from and after the Closing Date, Hawkins and Keuck shall be primarily responsible for the obligations under this Article X and shall have no right of contribution or other rights against H&K with respect to such obligations.

         10.2 Indemnification by SpectraSite. In addition to all other sums due hereunder or provided for in this Agreement, SpectraSite agrees to indemnify and hold harmless Hawkins, Keuck, and H&K and each of their respective officers, directors, agents, employees, partners, attorneys, accountants and controlling persons (each, a "H&K Indemnified Party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel incurred by a H&K Indemnified Party in any action or proceeding between SpectraSite and such H&K Indemnified Party (or H&K Indemnified Parties) or between a H&K Indemnified Party (or H&K Indemnified Parties) and any third party) or other liabilities, losses, or diminution in value (collectively, "Loss") resulting from or arising out of any breach of any representation or warranty, covenant or agreement of SpectraSite in this Agreement or in any SpectraSite Agreement, including, without limitation, the failure to make payment when due of amounts owing pursuant to this Agreement or any SpectraSite Agreement, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including actions brought by SpectraSite, or any equity holders of SpectraSite or derivative actions brought by any Person claiming through or in SpectraSite's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement or any SpectraSite Agreement, the transactions contemplated hereby or thereby; provided, however, that SpectraSite shall be liable under this Section 10.2 to a H&K Indemnified Party:
(a) for any amount paid by the H&K Indemnified Party in settlement of claims by the H&K Indemnified Party without the consent of SpectraSite (which consent shall not be unreasonably withheld), (b) to the extent that it is finally judicially determined that such Loss resulted primarily from the willful misconduct or gross negligence of such H&K Indemnified Party or (c) to the extent that it is finally judicially determined that such Loss resulted primarily from the breach by such H&K Indemnified Party of any representation, warranty, covenant or other agreement of such H&K Indemnified Party contained in this Agreement or any H&K Agreement; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, SpectraSite shall make the maximum contribution to the payment and satisfaction of such Loss which shall be permissible under applicable laws. In connection with the obligation of SpectraSite to indemnify for expenses as set forth above, SpectraSite further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each H&K Indemnified Party for all such expenses (including, without limitation, fees, disbursements and other charges of counsel incurred by a H&K Indemnified Party in any action or proceeding between Hawkins, Keuck, and H&K and such H&K Indemnified Party (or H&K Indemnified Parties) or between a H&K Indemnified Party (or H&K Indemnified Parties) and any third party) as they are incurred by such H&K Indemnified Party; provided, however, that if a H&K Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Loss in question resulted primarily from (i) the willful misconduct or gross negligence of such H&K Indemnified Party or (ii) the breach by such H&K Indemnified Party of any representation, warranty, covenant or other agreement of such H&K Indemnified Party contained in this Agreement or any H&K Agreement.

         10.3 Notification. Each party entitled to indemnification under this Article X (an "Indemnified Party") shall, promptly after the receipt of notice of the commencement of any action, investigation, claim, or other proceeding against such Indemnified Party in respect of which indemnity may be sought from any other party under this Article X (the "Indemnity Obligor"), notify the Indemnity Obligor in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Indemnity Obligor of any such action shall not relieve any Indemnity Obligor from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article X or
(b) under this Article X unless, and only to the extent that, such omission results in the Indemnity Obligor's forfeiture of material substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Indemnity Obligor of the commencement thereof, the Indemnity Obligor shall be entitled to assume the defense thereof at their own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which any Indemnity Obligor, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a part, such Indemnified Party shall have the right to employ separate counsel at the Indemnity Obligor's expense and to control its own defense of such action, claim or proceeding; if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between any Indemnity Obligor, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that in no event shall the Indemnity Obligors be required to pay fees and expenses under this Article X for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Indemnity Obligors jointly and severally agree that they will not, without the prior written consent of the Indemnified Parties, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. No Indemnity Obligor shall be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

         10.4 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the fifth annual anniversary of the Closing Date.

         10.5 Other Remedies. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have as a result of a Loss.

         10.6    Right to Offset.  Subject to the limitations set forth in
Article X, Hawkins, Keuck and H&K agree that, if SpectraSite should suffer any Loss described in Section 10.1 above, then, in addition to and without limitation of any other rights or remedies to which SpectraSite may be entitled as a result of such Loss, SpectraSite shall have the unconditional right to offset (dollar for dollar) the amount of such Loss against the principal amount and accrued interest owed pursuant to the Promissory Notes.


                                   ARTICLE XI
                                  TERMINATION

         11.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                 (a) By the mutual written consent of all of the parties to this Agreement;

                 (b) By Hawkins, Keuck, and H&K (if they are not then in breach of any term of this Agreement), if SpectraSite: (i) fails to perform in any material respect its agreements contained herein required to be performed on or prior to the Closing Date or (ii) materially breaches any of its representations or warranties contained herein, which failure or breach is not cured within ten days after Hawkins, Keuck, and H&K have notified SpectraSite of their intent to terminate this Agreement pursuant to this subparagraph;

                 (c) By SpectraSite (if SpectraSite is not then in breach of any term of this Agreement), if Hawkins, Keuck, or H&K: (i) fails to perform in any material respect its agreements contained herein required to be performed on or prior to the Closing Date, or (ii) materially breaches any of its representations or warranties contained herein , which failure or breach is not cured within ten days after SpectraSite has notified them of its intent to terminate this Agreement pursuant to this subparagraph;

                 (d) By any of the parties, if there is any order, writ, injunction or decree of any court or governmental or regulatory agency binding on such party which prohibits or restrains such party from consummating the transactions contemplated hereby; or

                 (e) By any of the parties, if the Closing has not occurred by June 1, 1998, for any reason other than delay or nonperformance of the party seeking such termination.

         11.2 Effect on Obligations. Termination of this Agreement pursuant to this Article shall terminate all obligation of the parties hereunder, except for the obligations under Sections 12.3 (with respect to expenses), 12.4 (with respect to publicity), and 6.2 (with respect to confidentiality); provided, however, that termination pursuant to subparagraphs (b) or (c) of Section 11.1 will not relieve the defaulting or breaching party from any liability to the other party hereto. In the event of termination under subsection (c), SpectraSite shall have the rights and remedies with respect to specific performance as set forth in Section 12.15 hereof, in addition to any other remedies that may be available at law or in equity.

         11.3 Release of Deposit and Escrow. If this Agreement is terminated pursuant to Section 11.1(a), 11.1(d), or 11.1(e), the parties shall deliver to the Escrow Agent a joint notice directing the Escrow Agent to disperse the Purchase Price Escrow and the Revenue Escrow to a bank account designated by SpectraSite, and H&K shall retain the Deposit. If this Agreement is terminated pursuant to Section 11.1(b), the parties shall deliver to the Escrow Agent a joint notice directing the Escrow Agent to disperse the Purchase Price Escrow to a bank account designated by SpectraSite and the Revenue Escrow to a bank account designated by H&K, and H&K shall retain the Deposit. In such event, the amount of the Revenue Escrow and the Deposit shall constitute liquidated damages accepted by Hawkins, Keuck, and H&K in full and complete satisfaction and settlement of all claims that Hawkins, Keuck, and H&K may then have or thereafter may assert against SpectraSite as a result of such termination and the transactions contemplated in this Agreement. If this Agreement is terminated pursuant to Section 11.1(c), the parties shall deliver to the Escrow Agent a joint notice directing the Escrow Agent to disperse the Purchase Price Escrow and the Revenue Escrow to a bank account designated by SpectraSite, and H&K shall immediately return the Deposit to SpectraSite. In such event, the amount of the Revenue Escrow shall constitute liquidated damages accepted by SpectraSite in full and complete satisfaction and settlement of all claims that SpectraSite may then have or thereafter may assert against Hawkins, Keuck, and H&K as a result of such termination and the transactions contemplated in this Agreement.


                                  ARTICLE XII
                                 MISCELLANEOUS

         12.1 Survival of Representations. All representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder for the period described in Section 10.4. All of the other covenants and agreements of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder.

         12.2 Risk of Loss. The risk of loss, damage or condemnation of any of the Towers and the Improvements from any cause whatsoever shall be borne by Hawkins, Keuck, and H&K at all times prior to the completion of the Closing. In the event of any loss, damage or condemnation of any of the Towers or the Improvements prior to completion of the Closing, SpectraSite shall have the option, in its sole discretion, to:

                 (a) terminate this Agreement by written notice to Hawkins, Keuck, and H&K;

                 (b)      postpone the Closing for a period of up to ninety
(90) days to permit Hawkins and H&K to repair, replace or restore such Towers and Improvements to their prior condition; or

                 (c) proceed to close this Agreement and complete the restoration and replacement of such damaged Tower or Improvements after the Closing Date, in which event Hawkins and H&K shall assign to SpectraSite the right to receive all insurance proceeds payable in connection with such damage.

         12.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated by this Agreement are consummated.

         12.4 Publicity. Each of the parties agrees it will not make any press releases or other announcements prior to the Closing with respect to the transactions contemplated hereby, except as required by applicable law, without the prior approval of the other parties.

         12.5 Best Efforts. Each party hereto agrees to use its best efforts to satisfy the conditions to the Closing set forth in this Agreement and otherwise to consummate the transactions contemplated by this Agreement.

         12.6 Notices. All notices, demands and other communications made hereunder will be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid) or by telecopy (with telephone confirmation), and will be deemed to have been given or made when personally delivered, the day following the date deposited with such overnight courier service or when transmitted to telecopy machine and confirmed by telephone, addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

                          If to Hawkins, Keuck, or H&K:

                          Jeffrey K. Hawkins
                          24005 Poindexter
                          Lee's Summit, Missouri  64086
                          Telephone:  (816) 524-8242

                          Telecopy:  (816) 625-7204

                          Edwin L. Keuck
                          14308 Outer Belt Extension
                          Loan Jack, Missouri  64070
                          Telephone:  (816) 524-8242
                          Telecopy:  (816) 625-7204

                          With a copy (which shall not constitute notice) to:

                          Barton & Hall
                          Attention:  L. Clay Barton, Esq.
                          1117 South Broadway
                          Oak Grove, Missouri  64075
                          Telephone:  (816) 690-4111
                          Telecopy:  (816) 625-7204
                          If to SpectraSite:

                          SpectraSite Communications, Inc.
                          Attention:  David P. Tomick
                          8000 Regency Parkway, Suite 570
                          Cary, North Carolina  27511
                          Telephone: (919) 468-9678
                          Telecopy: (919) 468-8522

                          With a copy (which shall not constitute notice) to:

                          Hutchison & Mason PLLC
                          Attention:  Merrill M. Mason, Esq.
                          4011 Westchase Boulevard, Suite 400
                          Raleigh, North Carolina  27607
                          Telephone: (919) 829-9600
                          Telecopy: (919) 829-9696

         12.7 Obligations of the Parties. All of the obligations of Hawkins, Keuck, and H&K hereunder shall be joint and several.

         12.8 Knowledge. All references to the knowledge of a party or to facts known by a party means the actual knowledge of such party, if such party is a natural person, and the actual knowledge of the Chairman, Chief Executive Officer, President or Chief Financial Officer of such party, if such party is not a natural person.

         12.9 Governing Law. This agreement will be governed by the laws of the State of North Carolina without regard to its rules regarding choice of law.

         12.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         12.11 Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interest or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of all other parties hereto, and any purported assignment without such consent shall be void.

         12.12 Third Party Beneficiaries. None of the provisions of this Agreement or any document contemplated hereby is intended to grant any right or benefit to any person or entity which is not a party to this Agreement.

         12.13 Headings. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

         12.14 Amendments. Any waiver, amendment, modification or supplement of or to any term or condition of this Agreement will be effective only if in writing and signed by all parties hereto, and the parties hereto waive the right to amend the provisions of this Section orally.

         12.15 Specific Performance. Hawkins, Keuck, and H&K acknowledge that the Membership Interests are unique and that if Hawkins, Keuck, and H&K fail to consummate the transactions contemplated by this Agreement such failure will cause irreparable harm to SpectraSite for which there will be no adequate remedy at law. SpectraSite shall be entitled, in addition to its other remedies at law or at equity, to specific performance of this Agreement if Hawkins, Keuck, and H&K will, without cause, refuse to consummate the transactions contemplated by this Agreement.

         12.16 Severability. In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement will not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there will be automatically added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

         12.17 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter, including without limitation, the letter of intent, dated October 9, 1997, between SpectraSite and Hawkins which is hereby expressly terminated.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.



                                      SPECTRASITE COMMUNICATIONS, INC.



                                      By:  /s/ David P. Tomick

                                           -------------------------------------
                                           David P. Tomick
                                           Chief Financial Officer


                                      /s/ Jeffrey K Hawkins

                                      ------------------------------------------
                                      Jeffrey K. Hawkins


                                      /s/ Edwin L Keuck

                                      ------------------------------------------
                                      Edwin L. Keuck


                                      H&K INVESTMENTS, LLC


                                      By: /s/ Jeffrey K. Hawkins


                                          --------------------------------------
                                          Jeffrey K. Hawkins
                                          President